Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 of our report dated February 25, 2019 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Hertz Global Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
May 24, 2019